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                              PHOENIX TECHNOLOGIES LTD.
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    JUNE 1, 1998

     The undersigned stockholder of Phoenix Technologies Ltd. (the "Company"), hereby appoints Jack Kay and Robert J. Riopel and each of them with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on May 22, 1998, at the Special Meeting of Stockholders of the Company to be held on June 29, 1998 (the "Special Meeting"), at 9:30 a.m., local time, at the Company's headquarters at 411 E. Plumeria Drive, San Jose, California 95134 and any adjournments or postponements thereof.

                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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[X]  Please mark
     votes as in
     this example.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the Proposals.

The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus relating to the Special Meeting.

                                                       For    Against   Abstain
(1)  To approve the issuance of shares of the          [  ]     [  ]      [  ]
     Common Stock, par value $.001 per share, of
     the Company (the "Common Stock") to the
     shareholders of Award Software International,
     Inc., a California corporation ("Award"), pursuant
     to an Agreement and Plan of Reorganization,
     dated as of April 15, 1998, among the Company,
     Award and Portland Acquisition Corporation, a
     wholly-owned subsidiary of Phoenix ("Merger
     Sub"), providing for the merger of Merger Sub
     with and into Award (the "Merger").
                                                       For    Against   Abstain
(2)  To approve an amendment to the Company's          [  ]     [  ]      [  ]
     Certificate of Incorporation to increase the number of authorized shares of Company
     Common Stock by 20 million shares to 60
     million shares.

                                                            Mark here for
                                                            Address       [  ]
                                                            change and
                                                            note at left

                    Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                    Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature: _______________ Date: ______ Signature:________________ Date: ______